Exhibit 1.1

EXECUTION VERSION

UNISYS CORPORATION

6.25% Mandatory Convertible Preferred Stock

UNDERWRITING AGREEMENT

February 22, 2011

Goldman, Sachs & Co., Citigroup Global Markets Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

Goldman, Sachs & Co., 200 West Street, New York, New York 10282 Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013

     1. Introductory. Unisys Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 2,250,000 shares of the Company’s 6.25% mandatory convertible preferred stock, par value $1.00 per share, registered under the registration statement referred to in Section 2(a) (the “Registered Securities”) and, at the election of the Underwriters, up to 337,500 additional shares of the Company’s 6.25% mandatory convertible preferred stock, par value $1.00 per share (the “Option Securities”).

     The Registered Securities and the Option Securities are hereinafter referred to collectively as the “Securities.” The offering of the Securities is referred to herein as the “Offering.”

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) A registration statement on Form S-3 (the “Initial Registration

Statement”), including a form of base prospectus, for the registration of the Registered Securities under the Securities Act of 1933, as amended (the “Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations promulgated under the Act (the “Rules and Regulations”), has been prepared by the Company and filed with, and has been declared effective by, the Securities and Exchange Commission (the “Commission”). The Initial Registration Statement, as amended and supplemented, including all information, if any, deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, 430B or 430C of the

Rules and Regulations, is referred to herein as the “Registration Statement.” No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering and sale of the Securities has been initiated or, to the Company’s knowledge, threatened by the Commission. The Company will file the Prospectus (as defined below) with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The base prospectus contained in the Initial Registration Statement, at the time such registration statement was declared effective, as supplemented by the final prospectus supplement relating to the Offering, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering of Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus supplement (and the related base prospectus) relating to the Offering filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter referred to as the “Preliminary Prospectus.” Any “issuer free writing prospectus” (as defined in Rule 433 under the Act) relating to the Securities is hereafter referred to as an “Issuer Free Writing Prospectus;” and the Pricing Prospectus (as defined below), as supplemented by the Issuer Free Writing Prospectuses, if any, attached and listed in Schedule II(A), taken together, are hereafter referred to collectively as the “Pricing Disclosure Package.” Any reference herein to the Registration Statement, any Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the effective date of such Registration Statement, the date of such Preliminary Prospectus or Prospectus or the Applicable Time, as applicable; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus, any Preliminary Prospectus or the Pricing Disclosure Package shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of such Registration Statement, the date of such Preliminary Prospectus or Prospectus or after the Applicable Time, as the case may be, that is incorporated therein by reference and (ii) any such document so filed. As used herein, the “Applicable Time” is 7:00 a.m. (Eastern Time) on the business day next succeeding the date of this Agreement and “Pricing Prospectus” means the most recent Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time.

     (b) The Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Pricing Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus

or the Prospectus, and each such Issuer Free Writing Prospectus, when taken together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the foregoing representation and warranty does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.

     (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the Rules and Regulations; and the Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the Closing Date (as defined in Section 4 of this Agreement), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus will not, as of its date, the date of any amendment or supplement thereto and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the foregoing representation and warranty does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.

     (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) The Company has complied in all material respects with the requirements of Rule 433 under the Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any “written communication” (as defined in Rule 405 under the Act) in connection with the Offering or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Act with respect to the offering of Securities, except in each case for the Pricing Prospectus, the Prospectus, and any Issuer Free Writing Prospectus set forth on Schedule II hereto, any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or any other “written communication” (as defined in Rule 405 under the Act) approved in writing in advance by the Representative.

     (f) The Company was not an “ineligible issuer” (as defined in Rule 405 under the Act ) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities.

     (g) Subsequent to the respective dates as of which information is given in the Pricing Prospectus, except as disclosed in the Pricing Disclosure Package, (i) there has not been any material change in the capital stock or long-term debt of the Company or its subsidiaries, (ii) the Company and its subsidiaries taken as a whole have not sustained any material loss or material interference with their business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (iii) there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, financial condition, results of operations or stockholder’s equity of the Company and its subsidiaries, taken as a whole. Since the date of the latest balance sheet included in the Registration Statement and the Pricing Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and its subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Pricing Disclosure Package.

     (h) The Company has the authorized capitalization set forth in the Pricing Disclosure Package. All of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued. All of the issued shares of capital stock of or other ownership interests in each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable. All of the issued shares of capital stock or other ownership interests (in the case of the Company’s wholly-owned subsidiaries) or all of such capital stock or other ownership interests that the Company owns (in the case of less than wholly-owned subsidiaries) are owned directly or indirectly by the Company, in each case free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, other than (i) pursuant to the Company’s Junior Lien Pledge and Security Agreement, dated July 31, 2009, relating to the Company’s 14 ¼% Senior Secured Notes due 2015 and the Company’s Priority Lien Pledge and Security Agreement, dated July 31, 2009, relating to the Company’s 12 ¾% Senior Secured Notes due 2014, (ii) as disclosed in the Pricing Disclosure Package or (iii) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below).

     (i) The Company and each of its subsidiaries has been duly formed and validly exists as a corporation, company, partnership, limited liability company or other entity in good standing under the laws of its jurisdiction of organization, except as disclosed in the Pricing Disclosure Package and, in the case of the Company’s subsidiaries, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each of its subsidiaries are duly qualified or registered to do business and is in good standing as a foreign corporation, partnership or limited liability company or other entity in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or registered or in good standing which (individually or in the aggregate) would not reasonably be expected to have a material adverse effect on (i) the business, financial condition, results of operations or stockholder’s equity of the Company and its subsidiaries, taken as a whole; or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”).

     (j) The Company has full corporate right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     (k) The Securities have been duly and validly authorized and, when issued and delivered and paid for as provided herein, will be fully paid and non-assessable. The shares of common stock issuable upon conversion of the Securities have been duly and validly authorized; the shares of common stock issuable upon conversion of the Securities at the “minimum conversion rate” (as such term is used in the Prospectus) as of the Closing Date have been duly reserved for issuance upon conversion of the Securities; and such additional shares as shall be issuable at the minimum conversion rate as in effect from time to time will be duly reserved for issuance upon conversion of the Securities; and when issued and delivered upon the conversion of the Securities, all shares of common stock so issued and delivered will be duly and validly issued, fully paid and non-assessable. The shares of common stock and preferred stock referred to herein conform to the descriptions thereof in the Pricing Disclosure Package.

     (l) No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities as contemplated herein or the issuance of the shares of common stock issuable upon conversion of the Securities at the “minimum conversion rate” (as such term is used in the Prospectus) as of the Closing Date. The execution, delivery and performance of this Agreement and compliance by the Company with all of the provisions hereof, and the consummation of the transactions contemplated hereby, will not (i) require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states or jurisdictions outside the United States), (ii) be in contravention of any law, rule or regulation applicable to it or of any order applicable to it of any court or of any governmental body or instrumentality having jurisdiction over it or its properties, (iii) violate any of the provisions of the certificate of incorporation or bylaws of the Company or (iv) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any agreement to which the Company is a party or by which it is bound, except in the case of each of clauses (i), (ii) and (iv), for consents, approvals, authorizations, other orders, contraventions, violations, conflicts, breaches or defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (m) The financial statements, including the notes thereto, and any supporting schedules included in the Pricing Prospectus present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries; except as may be otherwise stated in the Pricing Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and any supporting schedules included in the Pricing Prospectus present fairly, in all material respects, the information required to be stated therein. Other than as included in the Pricing Prospectus, no other financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus by the Act or the Rules and Regulations. The other financial information included in the Pricing Prospectus presents fairly in all material respects the information presented therein and has been derived from the books and records of the respective entities presented therein.

     (n) The Company is not, and, after giving effect to application of the net proceeds of the Offering as described in the Pricing Disclosure Package, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

     (o) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or for the purpose of financing any activity that is prohibited as to U.S. persons under

U.	S. sanctions administered by OFAC.

(p) To the Company’s knowledge, the activities of each of the Company, its subsidiaries, and each of its and their respective officers, directors or employees, in their capacities as such, have not violated, and the Company’s participation in the offering will not violate, (i) the Foreign Corrupt Practices Act of 1977 (the “FCPA”), (ii) anti-bribery laws, including any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997 (excluding the FCPA) and (iii) anti-money laundering laws, including applicable federal, state, international, foreign or other laws or regulations regarding anti-money laundering, including Title 18 U.S. Code section 1956 and 1957, the Patriot Act and the Bank Secrecy Act, except in the case of each of clauses (ii) and (iii), for any violation which, singularly or in the aggregate with all other such violations, would not reasonably be expected to have a Material Adverse Effect.

     (q) Except as described in the Pricing Disclosure Package, there is no legal or governmental proceeding, including routine litigation, pending or, to the Company’s knowledge, threatened, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     (r) Except as described in the Pricing Disclosure Package, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is liable) upon any other property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; except as described in the Pricing Disclosure Package, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge, except for any such disposal, discharge, emission or other release of any kind, which would not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect. The Company has not agreed to assume, undertake or provide indemnification for any liability of any other person under any environmental law, including any obligation for cleanup or remedial action, except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Pricing Disclosure Package.

     (s) Except as described in the Pricing Disclosure Package, the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (the “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Pricing Disclosure Package, other than any Intellectual Property the absence of which would not reasonably be expected to have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others, which claim would reasonably be expected to result in a Material Adverse Effect. Except as described in the Pricing Disclosure Package or as would not reasonably be expected to have a Material Adverse Effect, (i) to the Company’s knowledge, there is no infringement by third parties of any of the Company’s Intellectual Property; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ rights in or to any of its Intellectual Property, and the Company is unaware of any facts which would form the basis for any such claim.

     (t) The Company and its subsidiaries have all necessary consents, authorizations, approvals, clearances, orders, certificates and permits of and from, and have made all required declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals to own, lease, license and use their respective properties and assets, as applicable, and to conduct their respective businesses in the manner described in the Pricing Disclosure Package; except such consents, authorizations, approvals, clearances, orders, certificates, permits, declarations and filings the failure of which to have would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (u) Except as described in the Pricing Disclosure Package, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to perform the functions for which they were established; any significant material weaknesses in internal accounting controls have been identified for the Company’s Chief Executive Officer and its Chief Financial Officer; and since the date of the most recent evaluation of such internal accounting controls, there have been no significant changes in internal accounting controls or in other factors that could significantly affect internal accounting controls; except in each case as described in the Pricing Disclosure Package.

     (v) Except as described in the Pricing Disclosure Package, the Company and its subsidiaries have accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by them and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which they are obligated to withhold from amounts owing to their respective employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except any amounts the Company is contesting in good faith or where the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package, no deficiency assessment with respect to a proposed adjustment of the Company’s or any of the subsidiaries’ federal, state, or other taxes is pending or, to the Company’s knowledge, threatened, which would reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package, there is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, which would reasonably be expected to have a Material Adverse Effect.

     (w) Except as described in the Pricing Disclosure Package, the Company and its subsidiaries own or lease all such properties as are necessary to the conduct of their respective businesses as presently operated as described in the Pricing Disclosure Package, except for such failures to own or lease such properties which would not reasonably be expected to have a

Material Adverse Effect; and the Company and its subsidiaries have good and marketable title to or valid leasehold interests in all of their respective properties, in each case free and clear of any and all liens, other than (i) pursuant to the Company’s Junior Lien Pledge and Security Agreement, dated July 31, 2009, relating to the Company’s 14 ¼% Senior Secured Notes due 2015 and the Company’s Priority Lien Pledge and Security Agreement, dated July 31, 2009, relating to the Company’s 12 ¾% Senior Secured Notes due 2014, (ii) as described in the Pricing Disclosure Package or (iii) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (x) Except as described in the Pricing Disclosure Package, the Company and its subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of their respective businesses and the value of their respective properties, all of which insurance is in full force and effect, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package, there are no material claims by the Company or any subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for such claims the denial of which would not reasonably be expected to have a Material Adverse Effect.

     (y) Except in each case as described in the Pricing Disclosure Package or as would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, no “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including the regulations and published interpretations thereunder or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “failure to meet minimum funding standards” (under Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) for which the Company or any of its subsidiaries would have any liability; each such employee benefit plan for which the Company or any of its subsidiaries would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; and the Company has not incurred and does not reasonably expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan” (as defined in Section 3(2)(A) of ERISA).

     (z) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the unlawful stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

     (aa) KPMG LLP, which has certified certain financial statements and supporting schedules and information of the Company and its subsidiaries that are included in the Registration Statement, the Pricing Prospectus and the Prospectus and whose report appears in the Registration Statement, the Pricing Prospectus and the Prospectus is an independent registered public accounting firm with respect to the Company as required by the Act, the Exchange Act and the Rules and Regulations.

     (bb) The Company is in compliance in all material respects with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”).

     3. Purchase and Offering of Securities. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $97.00, the number of Registered Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Option Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Securities by a fraction, the numerator of which is the maximum number of Option Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Option Securities that all of the Underwriters are entitled to purchase hereunder.

     The Company hereby grants to the Underwriters the right to purchase at their election up to 337,500 Option Securities, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Registered Securities. Any such election to purchase Option Securities may be exercised, on one or more occasions, only by written notice from you to the Company, given within a period of 13 calendar days after the date of this Agreement, setting forth the aggregate number of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by you but in no event earlier than the First Closing Date (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     4. Delivery. The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Closing Date (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Registered Securities, 10:30 a.m., New York City time, on February 28, 2011 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Option Securities, 10:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. in accordance with Section 3 hereof of the Underwriters’ election to purchase such Option Securities, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Registered Securities is herein called the “First Closing Date”, such time and date for delivery of the Option Securities, if not the First Closing Date, is herein called the “Second Closing Date”, and each such time and date for delivery is herein called a “Closing Date”.

     The documents to be delivered at each Closing Date by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 5 hereof, will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Closing Date. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding each Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. Certain Agreements of the Company. The Company agrees with the several

Underwriters that, in connection with the offering of Registered Securities:

     (a) The Company will timely file the Prospectus with the Commission pursuant to Rule 424(b); the Company will advise you promptly of any such filing pursuant to Rule 424(b); the Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; the Company will advise the Representatives promptly of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued; the Company will advise the Representatives of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or to its knowledge the threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information.

     (b) The Company will prepare a final term sheet, containing a description of the Registered Securities, in a form approved by the Representatives, and file such term sheet pursuant to Rule 433(d) under the Act within the time period prescribed by such Rule.

     (c) The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities.

     (d) The Company will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus.

     (e) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), any event occurs in the reasonable judgment of the Representatives or the Company as a result of which the Registration Statement, the Pricing Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement, the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus in order to comply with the Act or the Exchange Act the Company will promptly notify the Representatives and will prepare and file with the Commission, subject to Section 5(a) above, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

     The Company will not, without the prior consent of the Representatives, (a) make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, except for any Issuer Free Writing Prospectus set forth in Schedule II hereto, or (b) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Act with respect to the Offering or the Securities other than as set forth in Schedule II hereto. The Company consents to the use by any Underwriter of any free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering and that is included in any Preliminary Prospectus, (ii) information that describes the final terms of the Securities or their offering and that is included in the term sheet of the Company contemplated in Section (5)(b) of this Agreement or (iii) information permitted by Rule 134 under the Act. Notwithstanding any of the foregoing to the contrary, except pursuant to Section 5(f) hereof, no Underwriter shall include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company where the use or reference to such free writing prospectus would require the filing of such “issuer information” with the Commission pursuant to Rule 433(d) due to the Underwriters’ inclusion of such “issuer information” in any “free writing prospectus”.

     (f) If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Representatives or the Company, conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus as then amended or supplemented, or would, in the judgment of the Representatives or the Company, include, when taken together with the Pricing

Disclosure Package, an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Representatives promptly and, if requested by the Representatives, prepare and furnish without charge to each Underwriter an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Representatives) that will correct such statement, omission or conflict or effect such compliance.

     (g) As soon as practicable after the date of this Agreement, but in no event later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), the Company will make generally available to its security holders an earning statement which will satisfy the provisions of Section 11(a) of the Act.

     (h) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, an automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to you. If at the Renewal Deadline the Company is not eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to you and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(i) The Company will furnish to the Representatives copies of the

Registration Statement, including all exhibits, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements to such documents, and all documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, in each case as soon as available and in such quantities as are reasonably requested.

     (j) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution, except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, to execute a general consent to service of process or to subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

     (k) During the period in which the Securities remain outstanding, the Company will furnish to the Representatives, upon request, a copy of its annual report to stockholders for such year; and, upon request, the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and (ii) such other information concerning the Company as the Representatives may reasonably request.

     (l) The Company will pay the costs incident to the authorization, issuance, sale and delivery of the Securities to be sold by the Company to the Underwriters and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto; the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the cost of distributing the Registration Statement to the Underwriters as originally filed and each amendment thereto, each post-effective amendment thereof (including exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements to or any documents incorporated by reference in any of the foregoing documents as provided in this Agreement; the costs of filing with the Financial Industry Regulatory Authority, Inc., if necessary; the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in this subsection and of preparing a Blue Sky memorandum and a memorandum concerning the legality of the Securities as an investment (including reasonable fees of counsel to the Underwriters in connection therewith; provided, that such fees of counsel in connection with such Blue Sky memorandum shall not exceed $5,000); the costs of printing and issuance of certificates; any transfer agent’s fees; and all other reasonable costs and expenses incident to the performance of the obligations of the Company under this Agreement, provided that, except as provided in this subsection and Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Securities which they may sell, the expenses of advertising any offering of the Securities made by the Underwriters and the cost of printing any Agreement among Underwriters, provided, further, that after nine months from the date of the this Agreement, the Underwriters shall pay the costs of printing any additional Registration Statements or Prospectuses, or any amendments or supplements thereto, required for their own use.

     (m) During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to the Securities or any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of the Securities or any securities that are convertible into or exchangeable for, or that represent the right to receive, the Securities or any such substantially similar securities or to the Company’s common stock, or publicly disclose the intention to make such an offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities or the Company’s common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise. The foregoing restrictions shall not apply to transfers (i) pursuant to the transactions contemplated by this Agreement, (ii) of shares of the Company’s common stock issuable upon conversion of the Securities, (iii) pursuant to employee benefit plans existing on the date of this Agreement, (iv) of any shares of the Company’s common stock issued by the Company in connection with matching contributions under the Company’s existing 401(K) retirement savings plans, (v) in the event of the filing of a prospectus supplement in connection with the issuance of common stock pursuant to the Company’s 2009 exchange offer, or (vi) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement.

     (n) The Company shall have obtained and delivered to the Representatives on or prior to the date of this Agreement executed copies of a lock-up letter agreement from each member of the board of directors and each executive officer of the Company, in each case substantially in the form of Schedule V hereto.

     (o) To use its reasonable best efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange within 30 days of the First Closing Date.

     (p) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

     (q) The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

     (r) Substantially concurrently with the closing of the Offering on the First Closing Date, the Company will issue a notice of redemption for its outstanding 12¾% Senior Secured Notes Due 2014 and 14¼% Senior Secured Notes Due 2015, pursuant to each of the indentures governing such notes.

6. Conditions of the Obligations of the Underwriters. The obligations of the several

Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties by or on behalf of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a) At or prior to the execution of this Agreement and on the Closing Date, the Representatives shall have received a letter, dated the date of delivery thereof and any later date on which Option Securities are purchased, of KPMG LLP, addressed to the Underwriters and the Board of Directors of the Company, with respect to the financial statements and certain financial information contained or referred to in the Registration Statement, Pricing Disclosure Package and the Prospectus, as applicable. Such letter shall be in form and substance reasonably satisfactory to the Representatives.

     (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement; the final term sheet contemplated by Section 5(b) of this Agreement, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the

Company or any Underwriter, shall be contemplated by the Commission; and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission.

     (c) Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development that would reasonably be expected to result in a change, in or affecting the business, financial condition, results of operations or stockholder’s equity of the Company and its subsidiaries, taken as a whole, which, in the judgment of the Representatives, is so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Securities being delivered at such Closing Date on the terms and in the manner contemplated in the Prospectus; (ii) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company’s debt securities by any of Standard & Poor’s Corporation or Moody’s Investors Services, Inc.; (iii) any suspension of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v)(A) any outbreak or escalation of major hostilities or acts of terrorism in which the United States is involved, any declaration of war by the United States Congress or (B) any other substantial national or international calamity or emergency, or any substantial change in political, financial or economic conditions or currency exchange rates or exchange controls if the effect of any such event in clause (A) or (B) of this sentence, in the judgment of the Representatives, makes it impractical or inadvisable to market the Securities or proceed with completion of the sale of and payment for the Securities.

     (d) The Representatives shall have received an opinion and negative assurance letter, dated the Closing Date, from Simpson Thacher & Bartlett LLP, the counsel for the Company, and if Option Securities are purchased at any date after the Closing Date as specified in Section 3, an additional opinion and negative assurance letter from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date; such opinions and letters shall be in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Schedule III hereto.

     (e) The Representatives shall have received an opinion, dated the Closing Date, from Nancy Straus Sundheim, General Counsel for the Company, in form and substance reasonably acceptable to the Representatives, and if Option Securities are purchased at any date after the Closing Date as specified in Section 3, additional opinions from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date; such opinions shall be in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Schedule IV hereto.

     (f) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion in form and substance reasonably acceptable to the Representatives, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (g) The Representatives shall have received a certificate, dated the Closing Date and on any later date on which Option Securities are purchased, of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

     The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each selling agent of any Underwriter from and against any losses, claims, damages, or liabilities whatsoever, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement or in any amendment thereof, or in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Act) filed or required to be filed pursuant to Rule 433(d) under the Act, or (B) any other “written communication” (as defined in Rule 405 under the Act) provided to investors by, or with the approval of, the Company in connection with the Offering and any “road show” (as defined in Rule 433 under the Act ) for the Offering (collectively, “Marketing Materials”), or (ii) the omission or alleged omission to state (A) in the Registration Statement or any amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Act ) filed or required to be filed pursuant to Rule 433(d) under the Act, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.

     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement any amendment thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any amendment thereof or supplement thereto, any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any Marketing Materials, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use therein and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that the Representatives shall have the right to employ one counsel (in addition to one local counsel) to represent the Representatives and those other Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section if, in the reasonable judgment of outside counsel to the Underwriters, it is advisable for the Representatives and those other Underwriters to be represented by separate counsel because separate defenses are available to such Underwriters, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the aggregate underwriting discounts and commissions received by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase securities hereunder and the aggregate amount of the Securities that such defaulting Underwriter of Underwriters agreed but failed to purchase does not exceed 10% of the total amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement, to purchase the Securities that such defaulting Underwriters agreed but fail to purchase. If any Underwriter or Underwriters so default and the aggregate amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 5(l), Section 7 and Section 9. As used in this

Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the amounts of the Securities set forth opposite their names in Schedule I hereto.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement or any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If the obligations of the Underwriters with respect to any offering of Securities are terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Underwriters under this Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(l) and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect. If for any reason the purchase of the Securities by the Underwriters is not consummated other than because of the termination of this Agreement pursuant to Section 8 or a failure to satisfy the conditions set forth in Sections 6(c)(ii) - 6(c)(v), the Company shall reimburse the Underwriters, severally, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the

Securities. The provisions of Sections 12 and 14 shall also survive any termination or modification of this Agreement.

     10. No Fiduciary Duty. The Company hereby acknowledges and agrees that, with respect to any offering of Securities pursuant to this Agreement, (i) the terms of this Agreement, and the offering of the Securities (including the price of the Securities) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Company on the one hand, and the Underwriters on the other hand has been created as a result of any of the transactions contemplated by this Agreement or the process leading to such transactions, irrespective of whether any Underwriter has advised or is advising the Company on other matters, (iii) the Underwriters’ obligations to the Company in respect of the Offering are set forth in this Agreement in their entirety and (iv) the Company has obtained such legal, tax, accounting and other advice as they deem appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and the Company is not relying on the Underwriters with respect to any such matters. The Company hereby agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect to the Company, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

     11. Notices. All communications hereunder will be in writing and, if sent to the Company, will be mailed, delivered, telexed or telecopied and confirmed to it at 801 Lakeview Drive, Suite 100, Blue Bell, Pennsylvania 19422, Fax: 215-986-9342, Attention: Treasurer, with a copy to the General Counsel, Fax: 215-986-9388. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Fax:

(212)	816-7912 Attention: General Counsel.

12. Successors. This Agreement will inure to the benefit of and be binding upon the

Company and such Underwriters as are identified in this Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     13. Certain Definitions. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange is open for trading and (b) “subsidiary” and “significant subsidiary” have the meanings set forth in Rule 405 of the Rules and Regulations.

     14. Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law. The Company and the Underwriters agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Underwriters agree to submit to the jurisdiction of, and to venue in, such courts. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together (including the terms of this Agreement incorporated by reference therein) shall constitute one and the same instrument.

16. Miscellaneous.

     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

     Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

     If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request.

[Signatures begin on following page]

Very truly yours,

Unisys Corporation

By: /s/ Scott A. Battersby Name: Scott A. Battersby Title: Vice President and Treasurer

Accepted as of the date hereof, on their own behalf and as Representatives on behalf of the Underwriters named in Schedule I hereto:

Goldman, Sachs & Co.

By:	Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

Citigroup Global Markets Inc.

By:	/s/ Brian Mass

Name: Brian Mass
Title: Director

SCHEDULE I

		Number of Option
	Total Number of	Securities to be
Underwriter	Registered	Purchased if
	Securities	Maximum Option
	to be Purchased	Exercised

Goldman, Sachs & Co	1,170,000	175,500
Citigroup Global Markets Inc.	990,000	148,500
RBS Securities Inc	90,000	13,500

Total.	2,250,000	337,500

Schedule I - 1

Schedule II - 1